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                                                                    EXHIBIT 21.1







                           METRETEK TECHNOLOGIES, INC.

                                  SUBSIDIARIES



SUBSIDIARIES OF METRETEK TECHNOLOGIES, INC.:

            Southern Flow Companies, Inc., a Delaware corporation (100%) Metretek, Incorporated, a Florida corporation (100%)
            PowerSecure, Inc., a Delaware corporation (100%)
            PowerSpring, Inc. a Delaware corporation (82.5%)
            Marcum Gas Transmission, Inc., a Colorado corporation (100%) Marcum Denver, Inc., a Colorado corporation (100%)

WHOLLY-OWNED SUBSIDIARY OF MARCUM GAS TRANSMISSION, INC.:

            Marcum Capital Resources, Inc., a Colorado corporation

WHOLLY-OWNED SUBSIDIARIES OF METRETEK, INCORPORATED:

            Metretek Europe Limited, a company organized and existing under the laws of Great Britain
            Sigma VI, Inc., a Florida corporation

WHOLLY-OWNED SUBSIDIARY OF POWERSPRING, INC.:

            Mercator Energy Incorporated, a Colorado corporation